UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue Suite 1250 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On July 9, 2021, the Company, CBRE Services, Inc., a subsidiary of the Company (“Services” or the “U.S. Borrower”), CBRE Limited (a subsidiary of Services or, the “U.K. Borrower”), the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as administrative agent, entered into an Incremental Assumption Agreement (the “Assumption Agreement”) with respect to that certain Credit Agreement, dated as of October 31, 2017 (as previously amended, the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as administrative agent.

The Assumption Agreement was entered into for purposes of increasing the revolving credit commitments (the “Revolving Credit Commitments”) available under the Credit Agreement by an aggregate principal amount of $350 million. Such increase is comprised of (i) an increase in Domestic Revolving Credit Commitments (as defined in the Credit Agreement) by an aggregate principal amount of $330 million (bringing the Domestic Revolving Credit Commitments to $2.63 billion in total) and (ii) and an increase of the U.K. Revolving Credit Commitments (as defined in the Credit Agreement) by an aggregate amount of $20 million (bringing the U.K. Revolving Credit Commitments to $320 million in total).

Other Terms

The increased Revolving Credit Commitments are subject to the same terms relating to interest rates, fees, guarantees, mandatory prepayments and covenants that are currently applicable to the Company’s existing revolving credit facility under the Credit Agreement prior to giving effect to the Assumption Agreement.

The description of the Assumption Agreement is a summary and is qualified in its entirety by the Assumption Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of July 9, 2021, among CBRE Group, Inc., CBRE Services, Inc., CBRE Limited, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2021	CBRE GROUP, INC.

	By:	/s/ LEAH C. STEARNS
Leah C. Stearns
Chief Financial Officer